As filed with the Securities and Exchange Commission on May 13, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NETLIST, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	95-4812784 (IRS Employer Identification Number)
111 Academy, Suite 100
Irvine, California 92617
(949) 435-0025
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
Gail M. Sasaki
Executive Vice President, Chief Financial Officer and Secretary
111 Academy, Suite 100
Irvine, California 92617
(949) 435-0025
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Scott M. Stanton, Esq.
Melanie Ruthrauff Levy, Esq.
Nadia Do Canto, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.
3580 Carmel Mountain Road, Suite 300
San Diego, California 92130
(858) 314-1500
Approximate date of commencement of proposed sale of the securities to the public:
From time to time, after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated May 13, 2025
PROSPECTUS
NETLIST, INC.
11,111,112 Shares of Common Stock Issuable Upon Exercise of Outstanding Warrants
This prospectus relates to the offer and sale of shares of our common stock issuable upon the exercise of certain of our outstanding warrants (the “Warrants”) to purchase up to an aggregate of 11,111,112 shares of our common stock at an exercise price of $3.20 per share, which were originally issued by us in a registered offering on August 17, 2023 (the “Warrants”), pursuant to a prospectus supplement dated August 14, 2023. Our common stock trades on the OTCQB® marketplace under the symbol “NLST.” On May 9, 2025, the last reported sales price of our common stock on the OTCQB® marketplace was $0.8375 per share.
No underwriter or other person has been engaged by us to facilitate the sale of the shares of common stock issuable upon exercise of the Warrants in this offering. We will receive all of the proceeds from any cash exercise of the Warrants. All costs associated with this registration were borne by us. See “Plan of Distribution” beginning on page 17 of this prospectus for more information.
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) relating to the offer and sale, from time to time, of shares of our common stock issuable upon the exercise of the Warrants.
We had an existing “shelf” Registration Statement on Form S-3ASR (File No. 333-259838), that was automatically declared effective on September 28, 2021 and which expired on September 28, 2024, pursuant to Rule 415(a)(5) under the Securities Act of 1933, as amended (the “Securities Act”). In August 2023, we filed a prospectus supplement for this shelf registration statement pursuant to which we registered the offer and sale of the Warrants and the shares of common stock underlying the Warrants. This registration statement expired in September 2024.
We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part. The prospectus supplement or post-effective amendment may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. The registration statement we filed with the SEC, of which this prospectus forms a part, includes exhibits that provide more detail of the matters discussed in this prospectus.
You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different or additional information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, and the additional information under the heading “Where You Can Find More Information” before making an investment decision.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of their respective dates.
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Netlist,” the “Company,” “we,” “us,” and “our” refer to Netlist, Inc., a Delaware corporation, and its subsidiaries on a consolidated basis.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts contained in this prospectus are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:
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our beliefs regarding the market and demand for our products or the component products we resell;

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our ability to collect any damages awarded to us in our litigation with Samsung Electronics Co., Ltd., Samsung Semiconductor Inc., and Samsung Electronics America Inc. and/or in our litigation with Micron Technology, Inc.;

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our beliefs and estimates regarding potential intellectual property suits or claims in process under current litigation;

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our ability to develop and launch new products that are attractive to the market and stimulate customer demand for these products;

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our plans relating to our intellectual property, including our goals of monetizing, licensing, expanding and defending our patent portfolio;

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our expectations and strategies regarding outstanding legal proceedings and patent reexaminations relating to our intellectual property portfolio;

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our expectations with respect to any strategic partnerships or other similar relationships we may pursue;

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the competitive landscape of our industry;

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general market, economic and political conditions;

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our business strategies and objectives;

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our expectations regarding our future operations and financial position, including revenues, costs and prospects, and our liquidity and capital resources, including cash flows, sufficiency of cash resources, efforts to reduce expenses and the potential for future financings;

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our ability to remediate any material weakness and maintain effective internal control over financial reporting;

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the impact of the above factors and other future events on the market price and trading volume of our common stock; and

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our anticipated use of the net proceeds of this offering.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to new information, actual results or to changes in our expectations, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance, and events and circumstances may be materially different from what we expect.

PROSPECTUS SUMMARY
This summary highlights information contained in other parts of this prospectus and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, any applicable free writing prospectus and the documents incorporated by reference herein and therein. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference herein or therein, before deciding to buy shares of our common stock and warrants. Unless the context requires otherwise, references in this prospectus to “Netlist,” “we,” “us” and “our” refer to Netlist, Inc. and our subsidiaries.
The Company
Overview
We are a leading innovator in advanced memory and storage solutions, pushing the boundaries of technology to deliver unparalleled performance and reliability. With a rich portfolio of patented technologies, our inventions are foundational to the advancement of artificial intelligence, which is revolutionizing computing and empowering businesses and industries to thrive in the digital age.
Due to the ground-breaking product development of our engineering teams, we have approximately 180 issued patents and pending patent applications, many seminal, in the areas of high bandwidth memory for generative artificial intelligence, hybrid memory, storage class memory, rank multiplication and load reduction. Since our inception, we have dedicated substantial resources to the development, protection and enforcement of our technology innovations which we believe are essential to our business and today’s advanced memory solutions. Our early pioneering work in these areas has been broadly adopted in industry-standard registered dual in-line memory modules (“RDIMM”), LRDIMM and NVDIMM. Our objective is to continue to innovate in our field and invest further in our intellectual property portfolio, with the goal of monetizing our intellectual property through a combination of product sales and licensing, royalty or other revenue-producing arrangements, which may result from joint development or similar partnerships or protecting our innovations through enforcement actions against parties we believe are infringing our patents. We expect to continue to evaluate legal and administrative proceedings to enforce or protect our intellectual property rights.
Corporate Information
We were incorporated in Delaware in June 2000 and commenced operations in September 2000. Our principal executive offices are located at 111 Academy, Suite 100, Irvine, California 92617 and our telephone number at that address is (949) 435-0025. Our corporate website address is www.netlist.com. The information on our website is not part of this prospectus.
August 2023 Offering
On August 14, 2023, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Purchasers”), pursuant to which we agreed to issue and sell to the Purchasers in a registered offering (the “Offering”) an aggregate of 11,111,112 shares of our common stock at a per share purchase price of $2.70 per share. For each share of our common stock purchased, the Purchasers received a Warrant to purchase one share of our common stock. Warrants to purchase up to 11,111,112 shares of our common stock were issued in this August 2023 offering. Each Warrant is exercisable at any time on or after the issuance date and has a term of five years from the issuance date of August 17, 2023, an exercise price of $3.20 per share and contains customary 4.99%/9.99% blocker provisions. The exercise price and the number of shares of our common stock issuable upon exercise of each Warrant are subject to adjustment in the event of, among other things, certain transactions affecting shares of our common stock (including without limitation stock splits and stock dividends). The issuance and sale of the securities in the August 2023 offering was registered under the Securities Act pursuant to our Registration Statement on Form S-3 (No. 333-259838) and the base prospectus included therein, which became effective when filed on

September 28, 2021, as supplemented by a prospectus supplement dated August 14, 2023 and filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act. This registration statement expired in September 2024.
In connection with the August 2023 offering and on August 14, 2023, we entered a Placement Agency Agreement (the “Placement Agreement”) with Roth Capital Partners, LLC (“Roth”), pursuant to which Roth acted as the Company’s placement agent in connection with the August 2023 offering. Pursuant to the terms of the Placement Agreement, in consideration for its placement agent services, we paid Roth a cash fee in an amount equal to 4% of the aggregate gross proceeds received by the Company in connection with the closing of the August 2023 offering that occurred on August 17, 2023.

SUMMARY OF THE OFFERING
The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus. For a more complete description of the terms of our common stock, see the “Description of Securities We Are Offering” section in this prospectus.
Securities offered by us
11,111,112 shares of our common stock issuable upon exercise of the Warrants. The Warrants have an exercise price of $3.20 per share of common stock and are exercisable, subject to customary 4.99%/9.99% beneficial ownership limitations, until August 17, 2028. See “Description of Securities We Are Offering” beginning on page 15.
Common Stock Outstanding
274,573,383 shares.
Common Stock Outstanding if all Warrants are Exercised
285,684,495 shares.
Use of proceeds
For working capital and other general corporate purposes. See “Use of Proceeds” on page 9.
Risk Factors
See “Risk Factors” beginning on page 7 and other information included in this prospectus, or incorporated herein by reference, for a discussion of factors you should carefully consider before deciding to invest in our common stock and warrants.
OTCQB® Ticker Symbol
NLST
Except as otherwise indicated, the information contained in this prospectus assumes the full cash exercise of the Warrants.
The number of shares of our common stock shown above to be outstanding immediately after this offering is based on 274,573,383 shares issued and outstanding as of March 29, 2025 and excludes:
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2,841,764 shares of our common stock issuable upon the exercise of stock options, at a weighted-average exercise price of $0.74 per share;

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3,396,052 shares of our common stock issuable upon vesting of restricted stock units;

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13,636,364 shares of our common stock issuable up on exercise of Series A Warrants, at an exercise price per share of $1.30; and

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2,449,622 shares of our common stock available for future grants under the Amended and Restated 2006 Equity Incentive Plan.

Unless otherwise indicated, all information in this prospectus assumes no exercise of outstanding options or warrants described above other than the full cash exercise of the Warrants.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks described below and those discussed under the Section captioned “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarter ended March 29, 2025, filed with the SEC on May 13, 2025, which is incorporated by reference in this prospectus, together with the information included in this prospectus and documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.
Risks Related to this Offering
Immediate and substantial dilution in the book value of any investments may occur as a result of any exercise of the Warrants and future equity issuances.
The exercise price of the Warrants will be substantially higher than the pro forma the net tangible book value per share of our common stock as of March 29, 2025, before giving effect to this offering. Accordingly, if you purchase our common stock through the exercise of these Warrants, you will incur immediate and substantial dilution of approximately $3.12 per share, representing the difference between the exercise price of $3.20 per share and our pro forma as adjusted net tangible book value as of March 29, 2025, assuming all the Warrants are exercised for cash. Furthermore, if other options or warrants are later exercised, you could experience further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section in this prospectus entitled “Dilution” beginning on page 11.
Additionally, in order to raise additional capital, we are likely to engage in other capital-raising transactions, which may create further dilution.
Our management will have broad discretion over the use of the proceeds we receive from any exercise of the Warrants and might not apply the proceeds in ways that increase the value of your investment.
Our management will have broad discretion to use the net proceeds from any exercise of the Warrants, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will be relying on the judgment of our management regarding the application of these proceeds. You will not have the opportunity to influence our decisions on how to use the proceeds, and we may not apply the net proceeds of this offering in ways that increase the value of your investment. Because of the number and variability of factors that will determine our use of the net proceeds from any exercise of these Warrants, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in marketable securities that may include investment-grade interest-bearing securities, money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.
Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.
Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. A significant portion of our outstanding common stock is eligible for immediate resale in the public market. We cannot predict the effect that future sales (or the perception of possible future sales) of our common stock would have on the market price of our common stock.
Investors will have no rights as a common stockholder with respect to their Warrants until they exercise such Warrants and acquire our common stock.
Until you acquire shares of our common stock upon exercise of your Warrants, you will have no rights with respect to the shares of our common stock underlying your warrants except as set forth in the Warrants.

Upon exercise of your these Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.
There is no public market for the warrants in this offering.
There is no established public trading market for the Warrants in this offering or for any of our warrants to purchase common stock, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange or nationally recognized trading system, including the Over-the-Counter market. Without an active market, the liquidity of these Warrants will be limited.

USE OF PROCEEDS
We do not know whether any of the Warrants will be exercised or, if any of the Warrants are exercised, when they will be exercised or at what price they will be exercised. It is possible that the Warrants may expire and never be exercised. Also, as discussed in the “Description of Securities We Are Offering” section of this prospectus, if there is no effective registration statement then available for the exercise of the Warrants, the Warrants may be exercised on a cashless basis. In these circumstances, even if the Warrants are exercised, we may not receive any proceeds, or the proceeds that we do receive may be significantly less than what we might expect. We estimate that the maximum net proceeds that we may receive from the exercise of the Warrants, assuming the exercise in full for cash of the Warrants will be approximately $35.6 million.
We currently intend to use the net proceeds from this offering, if any, for working capital and other general corporate purposes. Our management will have significant flexibility in applying the net proceeds of this offering. Until the funds are used as described above, we intend to invest the net proceeds from this offering in interest-bearing, investment grade securities.

DIVIDEND POLICY
We have never declared or paid cash dividends on our capital stock in the past, and we have no intention of declaring or paying any such dividends in the foreseeable future. Additionally, our credit facility with Silicon Valley Bank prohibits the payment of cash dividends without obtaining Silicon Valley Bank’s prior consent. Any declaration or payment of dividends in the future will be at the discretion of our board of directors, and will depend on our results of operations, capital requirements, legal and contractual restrictions and other factors deemed relevant by our board of directors.

DILUTION
Our historical net tangible book value as of March 29, 2025 was ($13.7) million, or ($0.05) per share of our common stock. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding as of March 29, 2025.
After giving effect to the full cash exercise of the Warrants, at an exercise price per share of $3.20, our as adjusted net tangible book value as of March 29, 2025 would have been $21.9 million, or $0.08 per share. This represents an immediate increase in net tangible book value per share of $0.13 to existing stockholders and immediate dilution of $3.12 per share to the warrant holders, upon exercise thereof. The following table illustrates this dilution on a per share basis:
Exercise price of the Warrants		$3.20
Historical net tangible book value per share as of March 29, 2025	$(0.05)
Pro forma net tangible book value per share as of March 29, 2025	$0.08
Increase in pro forma net tangible book value per share attributable to the exercise in full of the Warrants	$0.13
Pro forma, as adjusted net tangible book value per share, after giving effect to the exercise in full of the Warrants		$0.08
Dilution per share to investors who exercise the Warrants in this offering		$3.12
The number of shares of common stock shown above to be outstanding after this offering is based on 274,573,383 shares of our common stock outstanding as of March 29, 2025, and excludes:
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2,841,764 shares of our common stock issuable upon the exercise of stock options, at a weighted-average exercise price of $0.74 per share;

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3,396,052 shares of our common stock issuable upon vesting of restricted stock units;

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13,636,364 shares of our common stock issuable up on exercise of Series A Warrants, at an exercise price per share of $1.30; and

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2,449,622 shares of our common stock available for future grants under the Amended and Restated 2006 Equity Incentive Plan.

Unless otherwise indicated, all information in this prospectus assumes no exercise of outstanding options or warrants described above except for the full cash exercise of the Warrants.

DESCRIPTION OF CAPITAL STOCK
Our Restated Certificate of Incorporation as currently in effect (the “Restated Certificate of Incorporation”) provides that we are authorized to issue 460,000,000 shares of capital stock. Our authorized capital stock is comprised of 450,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of serial preferred stock, par value $0.001 per share.
The following description is a summary of the material terms of our capital stock and certain provisions of our Restated Certificate of Incorporation and Second Amended and Restated Bylaws. This description does not purport to be complete. For information on how you can obtain our Restated Certificate of Incorporation and Second Amended and Restated Bylaws, see “Where You Can Find More Information.”
As of May 9, 2025, we had 274,803,498 shares of our common stock issued and outstanding held by 17 stockholders of record. This number does not include beneficial owners whose shares were held in street name.
Common Stock
We are authorized to issue up to 450,000,000 shares of our common stock, par value $0.001 per share.
The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares voting are able to elect all of our directors. Subject to preferences that may apply to any then outstanding shares of preferred stock, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for distribution at the times and in the amounts, if any, that our Board of Directors may determine from time to time. In the event of our liquidation, dissolution or winding up, subject to the rights of each series of our preferred stock, which may, from time to time come into existence, holders of our common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities. Holders of our common stock have no preemptive or other subscription or conversion rights. Our common stock is not redeemable and there are no sinking fund provisions applicable to our common stock.
Preferred Stock
Our Board of Directors is authorized, subject to limitations imposed by Delaware law, to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, without stockholder approval. Our Board of Directors is authorized to fix the number of shares of preferred stock and to determine or (so long as no shares of such series are then outstanding) alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by Delaware General Corporation Law. The rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with, or senior to any of those of any present or future class or series of our capital stock. Our Board of Directors is also authorized to decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting any decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
This section describes the general terms and provisions of our preferred stock. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions.
Series A Preferred Stock
On April 17, 2017, we entered into a rights agreement (as amended, the “Rights Agreement”) with Computershare Trust Company, N.A., as rights agent and designated 1,000,000 shares of preferred stock as

Series A Preferred Stock. On April 17, 2024, we entered into a fourth amendment to the Rights Agreement, which appointed Equiniti Trust Company, LLC as rights agent. In connection with the adoption of the Rights Agreement and pursuant to its terms, our Board of Directors authorized and declared a dividend of one right (each, a “Right”) for each outstanding share of our common stock. Each Right entitles the registered holder, subject to the terms of the Rights Agreement, to purchase, when exercisable and subject to adjustment, one unit consisting of one one-thousandth of a share (a “Unit”) of Series A Preferred Stock. The Rights are not exercisable until distributed and, unless earlier redeemed or exchanged by us pursuant to the terms of the Rights Agreement, as amended, will expire on the close of business on April 17, 2027. There are no shares of Series A Preferred Stock outstanding as of the date of this prospectus.
Redemption of Units.   The Units of Series A Preferred Stock that may be acquired will be nonredeemable.
Dividends.   Each Unit of Series A Preferred Stock will have a minimum preferential quarterly dividend of $0.01 per Unit or any higher per share dividend declared on the common stock.
Liquidation Payment.   In the event of liquidation, the holder of a Unit of Series A Preferred Stock will receive a preferred liquidation payment equal to the greater of $0.01 per Unit and the per share amount paid in respect of a share of common stock.
Voting Rights.   Each Unit of Series A Preferred Stock will have one vote, voting together with the common stock.
Merger, Consolidation or Other Transaction.   In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each Unit of Series A Preferred Stock will be entitled to receive the per share amount paid in respect of each share of common stock.
Anti-Dilution Protections.   The rights of holders of the Series A Preferred Stock with respect to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution adjustment provisions.
Economic Value.   The economic value of one Unit of Series A Preferred Stock that may be acquired should approximate the economic value of one share of common stock.
Anti-Takeover Provisions of Delaware Law and Charter Provisions
Interested Stockholder Transactions
We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
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before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:
•
any merger or consolidation involving the corporation and the interested stockholder;

•
any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•
subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.
Certificate of Incorporation and Bylaws
Provisions in our Restated Certificate of Incorporation and Second Amended and Restated Bylaws may have the effect of discouraging certain transactions that may result in a change in control of our Company. Some of these provisions provide that stockholders cannot act by written consent and impose advance notice requirements and procedures with respect to stockholder proposals and the nomination of candidates for election as directors. Our Restated Certificate of Incorporation allows us to issue shares of preferred stock (see “Blank Check Preferred Stock”) or common stock without any action by stockholders. Our directors and our officers are indemnified by us to the fullest extent permitted by applicable law pursuant to our Restated Certificate of Incorporation. Our Board of Directors is expressly authorized to make, alter or repeal our Second Amended and Restated Bylaws. These provisions may make it more difficult for stockholders to take specific corporate actions and may make it more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.
Blank Check Preferred Stock
Our Restated Certificate of Incorporation authorizes our Board of Directors to approve the issuance of up to 10,000,000 shares of preferred stock, including the designated Series A Preferred Stock described above, without further approval of the stockholders, and to determine the rights and preferences of any series of preferred stock. The Board of Directors could issue one or more series of preferred stock with voting, conversion, dividend, liquidation or other rights that would adversely affect the voting power and ownership interest of holders of our common stock. This authority may have the effect of deterring hostile takeovers, delaying or preventing a change in control and discouraging bids for our common stock at a premium over the market price.

DESCRIPTION OF SECURITIES WE ARE OFFERING
Common Stock
The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page 12 of this prospectus.
Warrants
The following is a brief summary of certain terms and conditions of the Warrants and is subject in all respects to the provisions contained in the Warrants.
Form.   The Warrants were issued as individual warrant agreements to the investors and represent the right to purchase up to an aggregate of 11,111,112 shares of our common stock, all of which remain outstanding. You should review a copy of the form of warrant, which has been filed by us on our Current Report on Form 8-K, dated August 15, 2023 and the actual Warrant issued to you.
Exercisability.   The Warrants are exercisable at any time on or after the issuance date, and at any time up to the date that is five years after such issuance date. The Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act, is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is not then effective or available, the holder may also exercise the Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share, at our option.
Exercise Limitation.   A holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% at the election of a holder prior to the date of issuance) of the number of shares of our stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.
Exercise Price; Adjustment.   The initial exercise price per share of common stock purchasable upon exercise of the Warrants was $3.20 per share of common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon certain distributions of assets, including cash, stock or other property to our stockholders.
Transferability.   Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent. There is currently no trading market for the Warrants and a trading market is not expected to develop.
Trading Market.   We do not plan on making the Warrants eligible to trade on the Over-the-Counter market, any national securities exchange or any other nationally recognized trading system.
Fundamental Transactions.   In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the holders of the warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder.   Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Warrant.
OTCQB
Our common stock trades on the OTCQB® marketplace under the symbol “NLST.” On May 9, 2025, the last reported sales price of our common stock on the OTCQB® marketplace was $0.8375 per share.
Transfer Agent and Registrar
The Transfer Agent and Registrar for our common stock is Equiniti Trust Company, LLC with an address at 48 Wall Street, Floor 23, New York, NY 10043.

PLAN OF DISTRIBUTION
The 11,111,112 shares of common stock referenced on the cover page of this prospectus will be issued and sold only upon the exercise of the Warrants by a holder of such warrants. We will pay all expenses incident to the registration of the issuance and sale of the shares of common stock issuable upon exercise of the Warrants. If, however, we are unable to offer and sell the shares underlying the Warrants pursuant to this prospectus due to the ineffectiveness of the registration statement of which this prospectus is a part, then the Warrants may be exercised on a cashless basis.
All of the Warrants are outstanding, and no additional Warrants will be issued. We will deliver shares of our common stock upon exercise of a Warrant, in whole or in part. We will not issue fractional shares. Each Warrant contains instructions for exercise. In order to exercise a Warrant, the holder must deliver to us, or our transfer agent, the information required by the Warrants, along with payment of the exercise price for the shares to be purchased. The common stock will be distributed to Warrant holders who exercise the Warrants and deliver payment of the purchase price, in accordance with the terms of the Warrants.
Our common stock is listed on the OTCQB® marketplace under the symbol “NLST.”

LEGAL MATTERS
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Diego, California, has passed upon the validity of the securities offered by this prospectus.
EXPERTS
The consolidated financial statements of Netlist, Inc. and subsidiaries as of December 28, 2024 and for the year then ended included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2024 have been audited by Macias Gini and O’Connell LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Netlist, Inc. and subsidiaries as of December 30, 2023 and for the year then ended included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2024 have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.netlist.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be part of this document.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you in this prospectus by referring you to these documents. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:
•
our Annual Report on Form 10-K for the year ended December 28, 2024, filed with the SEC on March 28, 2025;

•
our Quarterly Report on Form 10-Q for the quarter ended March 29, 2025, filed with the SEC on May 13, 2025;

•
our Current Reports on Form 8-K filed with the SEC on March 14, 2025, March 27, 2025 and May 6, 2025 (except for any portions of such Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the SEC); and

•
the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 27, 2006, including any amendments or reports filed for the purpose of updating such description.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and deemed to be a part of this prospectus from the date of filing of such reports and documents. Notwithstanding the foregoing, we are not incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
We will provide, upon written or oral request, without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information incorporated herein by reference (exclusive of exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at:
Netlist, Inc.
111 Academy, Suite 100
Irvine, California 92617
Attention: Gail M. Sasaki
You may direct telephone requests to Gail M. Sasaki, our Chief Financial Officer, at (949) 435-0025.

11,111,112 Shares of Common Stock Issuable Upon Exercise of Warrants
NETLIST, INC.
The date of this prospectus is        , 2025.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses Of Issuance And Distribution
The following table sets forth an estimate of the costs and expenses relating to the offering of the securities being registered, other than underwriting discounts and commissions, all of which shall be borne by the Registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:
SEC Registration Fee	$5,443.56
Legal Fees and Expenses	$25,000.00
Accounting Fees and Expenses	$7,500.00
Total	$37,943.56
Item 15.   Indemnification Of Directors and Officers
The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.
Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145 of the Delaware General Corporation Law.
Pursuant to the Registrant’s Restated Certificate of Incorporation, a director of shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law. In addition, the Registrant’s Second Amended and Restated Bylaws provide for indemnification of directors, officers, employees and agents as the indemnitor of first resort and to the fullest extent permitted by Delaware law and authorize the Registrant to purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Registrant or another business entity against any expense, liability, or loss, regardless of whether the Registrant would have the power to indemnify such person under its bylaws or Delaware law.
The Registrant has entered into indemnification agreements with each of its current directors and executive officers (the form of which is filed as Exhibit 10.12 to the Registrant’s Registration Statement No. 333-136735 on Form S-1 filed with the SEC on August 18, 2006, as amended). These agreements will require the Registrant to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Registrant also intends to enter into indemnification agreements with its future directors and executive officers.
Item 16.   Exhibits
See the Exhibit Index which is incorporated herein by reference.

Item 17.   Undertakings
(a)   The registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a) (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)   The undersigned registrant hereby undertakes that:
(1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX
Exhibit Number	Description
3.1	Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of the registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 15, 2017).
3.1.1	Certificate of Amendment to the Restated Certificate of Incorporation of Netlist, Inc. (incorporated by reference to Exhibit 3.1.1 of the registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 15, 2017).
3.1.2	Certificate of Amendment to the Restated Certificate of Incorporation of Netlist, Inc. (incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed with the SEC on August 17, 2018).
3.1.3	Certificate of Amendment to the Restated Certificate of Incorporation of Netlist, Inc. (incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed with the SEC on August 10, 2020).
3.1.4	Certificate of Designation of the Series A Preferred Stock of Netlist, Inc. (incorporated by-reference to Exhibit 3.1.2 of the registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 15, 2017).
3.2	Second Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 of the registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 7, 2024).
4.1	Description of the Registrant’s Securities (incorporated by reference to Exhibit 4.1 of the registrant’s Annual Report on Form 10-K filed with the SEC on March 10, 2020).
4.2	Form of Warrant (Incorporated by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2023).
4.3	Form of Series A Warrant (Incorporated by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2024).
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., regarding the legality of the securities being registered.*
10.1^	Form of Securities Purchase Agreement, dated August 14, 2023 between Netlist, Inc. and the purchasers identified therein (Incorporated by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2023).
10.2	Placement Agency Agreement, dated August 14, 2023, by and between Netlist, Inc. and Roth Capital Partners, LLC (Incorporated by reference to Exhibit 10.2 of the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2023).
10.3	Form of Lock-Up Agreement, dated August 14, 2023 (Incorporated by reference to Exhibit 10.3 of the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2023).
23.1	Consent of Macias Gini & O’Connell LLP.*
23.2	Consent of KMJ Corbin & Company LLP.*
23.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).*
24.1	Powers of Attorney of certain directors and certain officers of the Registrant (included on signature page)*
107	Filing Fee Table.*

*
Filed herewith.

^
Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 13th day of May 2025.
NETLIST, INC.
By:
/s/ CHUN K. HONG

Chun K. Hong
President, Chief Executive Officer and Chairman of the Board
SIGNATURES AND POWER OF ATTORNEY
We, the undersigned officers and directors of Netlist, Inc., hereby severally constitute and appoint Chun K. Hong and Gail M. Sasaki, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for her or him and in her or his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or her or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ CHUN K. HONG Chun K. Hong	President, Chief Executive Officer and Sole Director (Principal Executive Officer)	May 13, 2025
/s/ GAIL M. SASAKI Gail M. Sasaki	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 13, 2025